Exhibit 10.1

FIRST AMENDMENT TO INVESTMENT AGREEMENT
BY AND BETWEEN
NEOMEDIA TECHNOLOGIES, INC.
AND
YA GLOBAL INVESTMENTS, L.P.

This First Amendment to Investment Agreement (this “Amendment”) is made and entered into by and between NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), and YA Global Investments, L.P., a Cayman Islands exempted limited partnership (“YA Global”), effective as of March 5, 2010. The Company and YA Global may be individually referred to as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain investment agreement, dated January 5, 2010 (the “Agreement”);

WHEREAS, Section 15.3 of the Agreement provides that the terms of the Agreement may be modified as agreed to in writing as executed by the Parties; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party hereby agrees as follows:

Recitals. The recitals stated above are true and correct and incorporated hereunto the body of this Amendment as if fully stated herein.

Capitalized Terms.  Capitalized terms not defined in this Amendment shall have the meaning given to them in the Agreement.

Amendment of Section 6.23.  The Parties agree that Section 6.23 of the Agreement shall be amended to read, in its entirety:

Shareholder Matters.  The Buyer acknowledges that the Company requires shareholder approval to effectuate a reverse stock split, reduce the par value of the Company’s Common Stock and to maintain its amount of authorized shares of Common Stock in an amount of at least 5,000,000,000 shares.  The Company will seek to effect such shareholder approval within ninety (90) days after the date hereof.  These actions are required in order for the Company to have sufficient shares to reserve for conversion hereunder.

Amendment of Section 6.25. The Parties agree that Section 6.25 of the Agreement shall be amended to read, in its entirety:

Reverse Stock Split.  Within 90 calendar days from the date hereof, the Company shall have taken all steps to effectuate and shall have consummated a 1 share for 100 shares reverse stock split of its Common Stock.

Amendment to Section 6.26. The Parties agree that Section 6.26 of the Agreement shall be amended to read, in its entirety:

Par Value.  Within 90 calendar days from the date hereof the Company shall have taken all steps to effectuate and shall have reduced the par value of its Common Stock to $0.001 per share.

Addition of Section 6.28. The Parties agree that Section 6.28 of the Agreement shall be added to read, in its entirety:

Authorized Common Stock. Within 90 calendar days from the date hereof, the Company shall have taken all steps to effectuate and shall have fixed the amount of authorized shares of the Company’s Common Stock in an amount of at least 5,000,000,000 shares.

Amendment to Section 10.5. The Parties agree that Section 10.5 of the Agreement shall be amended to read, in its entirety:

Board Approval.  The Company’s Board of Directors shall have taken the action required by them pursuant to this Agreement, including an amendment to the Company’s articles of incorporation to adopt the rights and preferences of the Series D Preferred Shares, authorize issuance of the Series D Preferred Shares and the Conversion Shares to be issued upon conversion of the Series D Preferred Shares.  Within ninety (90) days of the date hereof, the Company will seek to effect shareholder approval of a reverse stock split, a reduction in par value and to fix its authorized shares of Common Stock at an amount of at least 5,000,000,000 shares.  Upon such shareholder approval the Company will reserve the appropriate number of Conversion Shares to be issued upon the conversion of the Series D Preferred Shares.

Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Reaffirmation of Other Terms and Conditions.  Except as expressly modified or contradicted by this Amendment, all other terms and conditions of the Agreement and all exhibits and schedules thereto (if any) shall remain in full force and effect, unmodified and unrevoked and the same are hereby reaffirmed and ratified by the Parties as if fully set forth herein.

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IN WITNESS WHEREOF, the Parties have caused this First Amendment to Investment Agreement to be executed on the date first written above.

NEOMEDIA: NEOMEDIA TECHNOLOGIES, INC. By: /s/ Michael W. Zima Name: Michael W. Zima Its: Chief Financial Officer	YA Global: YA GLOBAL INVESTMENTS, L.P. By: Yorkville Advisors, LLC Its: Investment Manager By: /s/ Mark Angelo Name: Mark Angelo Its: Portfolio Manager